UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): March 31, 2006
SUN NEW MEDIA INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	000-26347 (Commission File No.)	410985135 (I.R.S. Employer Identification No.)
P.O. Box 297
1142 South Diamond Bar Boulevard
Diamond Bar, California 91765
(Address of principal executive offices)
Registrant’s telephone number, including area code:
1-888-865-0901 ext. 322
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
          On March 31, 2006, Sun New Media Inc. (“the Company”) entered into a termination agreement (the “Termination Agreement”) to terminate the Sale and Purchase Agreement (the “Purchase Agreement”) with Sun Media Investment Holdings Limited (“SMIH”) pursuant to which the Company agreed to issue 2,008,929 shares of its common stock in exchange for 75,000,000 ordinary shares of Sun Business Network Ltd. (“SBN”). The Purchase Agreement was dated December 6, 2005.
          As a result of the Termination Agreement, the Company will not issue shares of its common stock to SMIH nor will the Company acquire 10.15% of SBN’s existing ordinary shares.
          The Termination Agreement is attached hereto as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.1	The Termination of the Sale and Purchase Agreement, dated March 31, 2006, between Sun New Media Inc. and Sun Media Investment Holdings Limited

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 5, 2006

SUN NEW MEDIA INC.
By:	/s/ Frank Zhao
Frank Zhao
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	The Termination of the Sale and Purchase Agreement, dated March 31, 2006, between Sun New Media Inc. and Sun Media Investment Holdings Limited